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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 28, 2007


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                                    Dell Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                  0-17017               74-2487834
 (State or other jurisdiction      (Commission           (IRS Employer
       of incorporation)           File Number)        Identification No.)


                      One Dell Way, Round Rock, Texas 78682
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (512) 338-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 2.02  Results of Operations and Financial Condition.

On March 1, 2007, Dell Inc. issued a press release announcing its preliminary financial results for its fiscal quarter ended February 2, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.


Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2007, Dell was informed that the NASDAQ Listing and Hearing Review Council had decided to call the Listing Qualifications Panel's January 17, 2007 decision for review, and had also stayed any future action by the Panel to delist the company's common stock pending further review by the Council.

As previously announced, the company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Reports on Form 10-Q for the periods ended August 4, 2006 and November 3, 2006. On January 17, 2007, the Listing Qualifications Panel issued a decision granting the company's request for continued listing, subject to specified conditions. On February 22, 2007, the company requested that the Council review that decision, and on February 28, 2007, Dell's request was granted. Dell's common stock will remain listed until the Council's review has been completed. The company has until May 4, 2007 to submit any additional information that it wishes the Council to consider in its review.


Item 8.01  Other Events.

Dell is involved in various claims, suits, investigations and legal proceedings that arise from time to time in the ordinary course of its business. As required by Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," the company accrues a liability when management believes that it is both probable that a liability has been incurred and the company can reasonably estimate the amount of the loss. Management believes that the company appropriately accrues for all such matters. The following is a discussion of significant legal matters involving the company.

Investigations and Related Litigation

In August 2005, the U.S. Securities and Exchange Commission (the "SEC") initiated an investigation into certain accounting and financial reporting matters at Dell. In August 2006, because of potential issues identified in the course of responding to the SEC's requests for information, the company's Audit Committee, on the recommendation of management, initiated an independent investigation. The investigations are examining certain accounting and financial reporting matters, including issues relating to reserves and other balance sheet items that may affect the company's previously reported financial results. Due to questions raised in connection with these ongoing investigations, Dell has not filed the Form 10-Q for its fiscal second quarter ended August 4, 2006, or the Form 10-Q for the fiscal third quarter ended November 3, 2006. The investigations are ongoing, and no determination has been made as to whether restatements of prior period financial statements will be required. Management is cooperating with the SEC and the Audit Committee, and the company is committed to resolving the issues raised in connection with the investigations and regaining compliance with all SEC filing requirements and all NASDAQ listing requirements as soon as possible.

The SEC requests for information were joined by a similar request from the United States Attorney for the Southern District of New York ("SDNY"), who subpoenaed documents related to the company's financial reporting from 2002 to the present. The company is also cooperating with the SDNY.

The company and various current and former directors and officers of the company are parties to securities, ERISA, and shareholder derivative lawsuits all arising out of the same events and facts. Four securities class actions are pending in the Western District of Texas, Austin Division against the company and certain current and former officers asserting violations of sections 10(b), 20(a), and 20A of the Securities and Exchange Act of 1934 based on alleged false and misleading disclosures or omissions regarding Dell's financial statements, governmental investigations, known battery problems, and insiders' sales of company securities. One of the actions also asserts that Dell manipulated earnings and misstated its public disclosures by failing to disclose large rebates from Intel, who is also named as a defendant. Two of the actions also include the company's independent auditor, PricewaterhouseCoopers, as a


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defendant. Four putative class actions were also filed in the Western District by purported participants in the company's employee pension benefit plan asserting claims under ERISA and alleging that the company and certain current and former officers and directors imprudently invested, managed, or disclosed information regarding the company's 401(k) plan. These actions have been consolidated. In addition, seven outstanding shareholder derivative lawsuits have been filed in three separate jurisdictions (the Western District of Texas, Austin Division; the Delaware Chancery Court; and the state district court in Travis County, Texas) naming various current and former officers and directors as defendants and Dell Inc. as a nominal defendant. The shareholder derivative lawsuits allege claims derivatively on behalf of Dell under state law, including breaches of fiduciary duties. Dell intends to defend all of these lawsuits vigorously.

Other Litigation

The following is a description of other significant legal matters in which Dell is involved:

Copyright Levies -- Proceedings against the IT industry in Germany seek to impose levies on equipment, such as personal computers, multifunction devices, and printers that facilitate making private copies of copyrighted materials. The total levies due, if imposed, would be based on the number of products sold and the per-product amounts of the levies, which vary. Dell, other companies, and various industry associations are opposing these levies and instead are advocating compensation to rights holders through digital rights management systems.

There are currently three levies cases involving other companies pending before the German Federal Supreme Court. Adverse decisions in these cases could ultimately impact Dell. The cases involve personal computers, printers, and multifunctional devices. The amount claimed with respect to personal computers is (euro) 12 per personal computer sold. The amounts claimed with respect to printers and multifunctional devices depend on speed and color and vary between
(euro) 10 and (euro) 300 for printers and between (euro) 38 and (euro) 600 for multifunctional devices. The equipment manufacturers in these cases recently lost in the lower courts, and have appealed. On February 17, 2006, Zenstralle Fur Uberspielungrechte ("ZPU"), a joint association of various German collection societies, instituted arbitration proceedings against Dell Gmbh before the Arbitration Body in Munich. ZPU claims a levy of (euro) 18.4 per personal computer that Dell sold in Germany from January 1, 2002 through December 31, 2005. Dell intends to defend this claim vigorously.

Lucent v. Dell -- In February 2003, Lucent Technologies, Inc. filed a lawsuit against Dell Inc. in the United States District Court for Delaware, and the lawsuit was subsequently transferred to the United States District Court for the Southern District of California. The lawsuit alleges that Dell infringed 12 patents owned by Lucent and seeks monetary damages and injunctive relief. In April 2003, Microsoft Corporation filed a declaratory judgment action against Lucent in the United States District Court for the Southern District of California, asserting that Microsoft products do not infringe patents held by Lucent, including 10 of the 12 patents at issue in the lawsuit involving Dell and Microsoft. These actions were consolidated for discovery purposes with a previous suit that Lucent filed against Gateway Inc. In September 2005, the Court also granted a summary judgment of invalidity with respect to one of the Lucent patents asserted against Dell. Fact and expert discovery has closed, and the three actions have been consolidated into five separate trials, in which a different group of patents will be tried by each jury. Dell is defending these claims vigorously. Separately, Dell has filed a lawsuit against Lucent in the United District Court for the Eastern District of Texas, alleging that Lucent infringes two patents owned by Dell and seeks monetary damages and injunctive relief. That litigation is pending and discovery is proceeding.

Sales Tax Claims -- Several state and local taxing jurisdictions have asserted claims against Dell Catalog Sales L.P. ("DCSLP"), an indirect wholly-owned subsidiary of Dell, alleging that DCSLP has an obligation to collect tax on sales made into those jurisdictions because of its alleged nexus, or physical presence, in those jurisdictions. Dell has settled suits filed by the State of Louisiana and the Secretary of the Louisiana Department of Revenue and Taxation in the 19th Judicial District Court of the State of Louisiana, and by two Louisiana parishes, Orleans Parish and Jefferson Parish, in the State of Louisiana 24th Judicial District Court. Dell also settled similar claims by the State of Massachusetts. While there are ongoing claims by certain other state and local taxing authorities, DCSLP disputes the allegation that it had nexus in any of these other jurisdictions during the periods in issue, and is defending the claims vigorously. The company does not expect that the outcome of these other claims, individually or collectively, will have a material adverse effect on Dell's financial condition, results of operations or cash flows.


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Dell is involved in various other claims, suits, investigations and legal proceedings that arise from time to time in the ordinary course of its business. Although the company does not expect that the outcome in any of these other legal proceedings, individually or collectively, will have a material adverse effect on Dell's financial condition, litigation is inherently unpredictable. Therefore, the company could in the future incur judgments or enter into settlements of claims that could adversely affect our operating results or cash flows in a particular period.

Additional Risk Factors

In addition to the risk factors described under Part I - "Item 1A - Risk Factors" in Dell's Annual Report on Form 10-K for the fiscal year ended February 3, 2006, the following factors could adversely affect Dell's business, its results of operations or financial condition:

     o Possible outcomes of the ongoing investigations into certain accounting and financial reporting matters include a determination that restatement of prior period financial statements is required, a conclusion that there is a material weakness in the company's internal controls over financial reporting, and a determination that disclosure controls and procedures are not effective. As described above under "Investigations and Related Litigation," the investigations are ongoing, and no such determinations or conclusions have been made.

     o Litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, or any restatement of Dell's financial statements, could result in substantial costs. Because Dell has not completed its required filings with the SEC, Dell may be prevented from completing other required government regulatory filings, and could incur substantial costs to defend legal actions, or be required to pay damages. See the claims, suits, investigations and legal proceedings described above under "Investigations and Related Litigation." Dell could face additional litigation depending upon the conclusions of the investigations into certain accounting and financial reporting matters.


Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 -- Press Release issued by Dell Inc., dated March 1, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 DELL INC.

Date: March 1, 2007                        By:   /s/ Thomas H. Welch, Jr.
                                                 -------------------------------
                                                 Thomas H. Welch, Jr.
                                                 Vice President and Assistant
                                                 Secretary


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                                  EXHIBIT INDEX

Exhibit
  No.                    Description of Exhibit
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 99.1                    Press Release issued by Dell Inc., dated March 1, 2007.


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